UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 4, 2012

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Financing Transaction

On December 4, 2012, WPCS International Incorporated (the “Company”) entered into a Securities Purchase Agreement (the "Purchase Agreement") with six accredited investors (the "Buyers") pursuant to which, the Company sold an aggregate of (i) $4,000,000 principal amount of senior secured convertible notes (the "Notes") and (ii) warrants (the "Warrants") to purchase 15,923,567 shares of the Company's common stock (“Common Stock”), to the Buyers for aggregate gross proceeds of $4,000,000 (the “Financing”). In connection with the Financing, (i) the Company entered into a registration rights agreement with the Buyers (the "Registration Rights Agreement"), (ii) the Company and its subsidiaries entered into a security and pledge agreement in favor of the collateral agent for the Buyers (the "Security Agreement"), and (iii) subsidiaries of the Company entered into a guaranty in favor of the collateral agent for the Buyers (the “Guaranty”). The closing of the Financing is subject to customary closing conditions, including receipt of the funds from the Buyers, which is expected to occur on December 5, 2012 (the “Closing Date”).

Pursuant to the Purchase Agreement, the Company agreed to use its reasonable best efforts to obtain its stockholders’ approval at the next annual stockholder meeting of the issuance of all of the securities issuable pursuant to the Purchase Agreement (“Stockholder Approval”). The Company agreed to seek to obtain Stockholder Approval by March 4, 2013. If, despite the Company’s reasonable best efforts Stockholder Approval is not obtained on or prior to March 4, 2013, the Company agreed to cause an additional annual stockholder meeting to be held annually at which Stockholder Approval will be sought (or if no Annual Meeting of stockholders of the Company is held in any given year, to seek such approval at a special meeting of stockholders of the Company in such given year) until such Stockholder Approval is obtained (such date, (the “Stockholder Approval Date”).

The Notes will mature on the eighteen month anniversary of the Closing Date and will bear interest at the rate of 4% per annum, which will be payable quarterly in arrears and may be paid, in certain conditions, through the issuance of shares, at the discretion of the Company.

The Notes will be initially convertible into shares of Common Stock at a conversion price of $0.3768 per share (the "Conversion Price"). The Conversion Price will be adjusted to 85% of the average of the closing bid prices for the five consecutive trading dates immediately prior to the following adjustment dates: (1) the earlier of the effective date of a registration statement or six months after closing (the “First Adjustment”); (2) the later of the date that is three months after the First Adjustment or one year after closing (the “Second Adjustment”); and (3) on the Stockholder Approval Date.

If an event of default under the Notes occurs, upon the request of the holder of the Note, the Company will be required to redeem all or any portion of the Note (including all accrued and unpaid interest), in cash, at a price equal to the greater of (i) up to 125% of the amount being converted, depending on the nature of the default, and (ii) the product of (a) the number of shares of Common Stock issuable upon conversion of the Note, times (b) 125% of the highest closing sale price of the Common Stock during the period beginning on the date immediately preceding such event of default and ending on the trading day immediately prior to the trading day that the redemption price is paid by the Company.

The Company has the right, at any time after one year from the Closing Date, to redeem all, but not less than all, of the outstanding Notes, upon not less than 20 trading days nor more than 30 trading days prior written notice. The redemption price shall equal 120% of the amount of principal and interest being redeemed.

Pursuant to the terms of the Notes, the Company will agree to deposit the initial funds received from the Financing, minus $2,178,516.46 the (“Initial Lending Amount”) into an account (the “Lockbox Account”) controlled by Worldwide Stock Transfer, LLC (the “Collateral Agent”), as collateral agent on behalf of the Buyers. The Company intends to use the Initial Lending Amount to repay the existing loan, interest accrued and fees to Sovereign Bank, N.A., which loan agreement will be terminated in connection with the Financing, and for Buyer legal fees.

2

In addition, all cash receipts from the collection of accounts receivable of the Company and its domestic subsidiaries will be deposited into the Lockbox Account. The Company will be permitted to receive from the Lockbox Account, on a daily basis, such amount of cash equal to: (A) (i) cash balance in the Lockbox Account plus (ii) 95% of available qualified accounts receivable minus (iii) $250,000 minus (B) amount of principal, accrued interest, fees, costs and expenses owed pursuant to the Notes. The Notes contain certain customary representations and warranties, affirmative and negative covenants, and events of default. The principal covenant is that the Company shall maintain a current ratio of not less than 0.6 to 1.0 as of the last calendar day of each month.

The Warrants will be exercisable for a period of five years from the Closing Date at an initial exercise price of $0.471 per share (the “Exercise Price”). The Exercise Price will be subject to the same adjustments as provided in the Notes.

The Buyers will be prohibited from converting the Notes and/or exercising the Warrants and receiving shares of the Company’s Common Stock, in the aggregate, such that the number of shares of Common Stock issued upon such conversions and/or exercises exceeds 19.9% of the issued and outstanding shares of the Company’s Common Stock as of the Closing Date, unless Stockholder Approval is obtained.

The Buyers will agree to restrict their ability to convert the Notes and/or exercise the Warrants and receive shares of the Company’s Common Stock such that the number of shares of Common Stock held by the Buyer in the aggregate and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of the Company’s Common Stock.

Pursuant to the Registration Rights Agreement, the Company will agree to file a registration statement with the SEC, within 30 days following receipt of a request from a Buyer (or 45 days with respect to an underwritten offering), covering such shares of common stock issuable upon conversion of the Notes or exercise of the Warrants, as requested by the Buyers, and have such registration statement declared effective by the SEC within 90 days thereafter. The Company also agreed to notify the Buyers if the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended, and of such Buyers’ right to participate in such registration.

Pursuant to the Guaranty, subsidiaries of the Company will guarantee to the collateral agent, for the benefit of the Buyers, the punctual payment, as and when due and payable, of all amounts owed by the Company in respect of the Purchase Agreement, the Notes and the other transaction documents executed in connection with the Purchase Agreement.

Pursuant to the Security Agreement, the Company and its subsidiaries will grant, in favor of the collateral agent for the Buyers, a continuing security interest in all personal property and assets of the Company and its subsidiaries, as collateral security for the obligations of the Company and the subsidiaries under the Purchase Agreement, the Notes, the Guaranty and the other transaction documents.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

3

The foregoing information is a summary of the agreements involved in the Financing described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Amendment to Rights Agreement

On December 4, 2012, the Company and Interwest Transfer Co., Inc., as Rights Agent (the “Rights Agent”) entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of February 24, 2010 (the “Rights Agreement”), between the Company and Interwest Transfer Co., Inc., as Rights Agent to accelerate the expiration of the Rights (as defined in the Rights Agreement) to December 4, 2012. As a result of the Amendment, the Rights expired and the Rights Agreement terminated effective 5:00 p.m., New York City time, on December 4, 2012.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as exhibit 4.01 hereto.

Item 3.03.       Material Modification to Rights of Security Holders.

On December 4, 2012, the Company entered into the Amendment pursuant to which the Company amended the Rights Agreement relating to the Rights previously granted to common stock holders. The description of the Amendment in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by this reference into this Item 3.03.

Item 7.01. Regulation FD Disclosure.

On December 5, 2012, the Company issued a press release relating to the Financing discussed in Items 1.01 and 3.02 above. A copy of the press release that discusses these matters is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibit 99.01, the Company makes no admission as to the materiality of any such information that it is furnishing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.01	Amendment No. 1, dated as of December 4, 2012, to the Rights Agreement, dated as of February 24, 2010, by and between WPCS International Incorporated and Interwest Transfer Co., Inc., as rights agent
10.01	Securities Purchase Agreement, dated as of December 4, 2012, by and among WPCS International Incorporated, Hudson Bay Master Fund Ltd., Iroquois Master Fund Ltd., American Capital Management LLC, Bay Capital A.G., GRQ Consultants, Inc. 401K and Richard Molinsky
10.02	Form of Note
10.03	Form of Warrant
10.04	Form of Security and Pledge Agreement
10.05	Form of Registration Rights Agreement
10.06	Form of Guaranty
10.07	Form of Collateral Agency Agreement
99.01	Press Release, issued by WPCS International Incorporated on December 5, 2012

4

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: December 5, 2012	By: /s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

5